UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 4, 2022 (September 30, 2022)

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

The information in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 3, 2022, i3 Verticals, LLC entered into a third amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of May 9, 2019, by and among i3 Verticals, LLC, as the borrower, i3 Verticals, Inc. (the “Company”), and certain subsidiaries of the Company, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent for the lenders, as theretofore amended (as amended, the “Credit Agreement”). The Amendment provides for, among other things, an increase in the maximum amount of the revolving credit facility to $375 million.

On September 30, 2022, i3 Verticals, LLC entered into a LIBOR Transition Amendment (the “LIBOR Amendment”) with Bank of America, N.A and the other parties to the Credit Agreement. The LIBOR Amendment modified the Credit Agreement to reflect that the loans and other extensions of credit provided thereunder that incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”), will no longer incur interest based on LIBOR but instead will incur interest based on the forward-looking SOFR term rate administered by CME Group Benchmark Administration Limited (based upon an interest period of, at the borrower’s election, one, three or six months). Except as set forth in the LIBOR Amendment, the other terms and conditions of the Credit Agreement remain in full force and effect. All other material terms included in the Credit Agreement, as amended, remain unchanged as a result of the execution of the LIBOR Amendment.

The foregoing descriptions of the Amendment and LIBOR Amendment are qualified in their entirety by reference to the Amendment and LIBOR Amendment, respectively, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 8.01. Other Events.

On October 4, 2022, the Company issued a press release. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1
Third Amendment to the Amended and Restated Credit Agreement, dated as of October 3, 2022, by and among i3 Verticals, LLC, as the borrower, i3 Verticals, Inc. and certain subsidiaries of i3 Verticals, Inc., as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent for the lenders*

10.2
LIBOR Transition Amendment, dated as of September 30, 2022, by and among i3 Verticals, LLC, as the borrower, i3 Verticals, Inc. and certain subsidiaries of i3 Verticals, Inc., as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent for the lenders.

99.1	Press release issued by i3 Verticals, Inc. on October 4, 2022.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

*
Schedules and exhibits have been omitted pursuant to Item 601 of Regulation S-K. i3 Verticals, Inc. hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 4, 2022

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer